Exhibit 3.3

CERTIFICATE OF INCORPORATION

OF

PORTILLO’S INC.

THE UNDERSIGNED, being a natural person for the purpose of organizing a corporation under the Delaware General Corporation Law, as amended from time to time (the “DGCL”), hereby certifies that:

FIRST:     The name of the corporation is Portillo’s Inc. (the “Corporation”).

SECOND:     The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD:     The purpose or purposes of the Corporation shall be to engage in any lawful acts or activities for which corporations may be organized under the DGCL.

FOURTH:     The total number of shares of stock which the Corporation is authorized to issue is one thousand (1,000) shares of common stock, $0.01 par value per share (“Common Stock”). The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the affirmative vote of the holders of at least a majority of the voting power of the Corporation’s then outstanding shares of stocked entitled to vote thereon, voting together as a single class, irrespective of the provisions of Sections 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any Common Stock voting separately as a class shall be required therefor.

FIFTH:    The name and mailing address of the incorporator of the Corporation is Maura L. Foley, c/o Weil, Gotshal & Manages LLP, 100 Federal Street, 34th Floor, Boston, MA 02110-1800.

SIXTH:     In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained in this Certificate of Incorporation, bylaws of the Corporation may be adopted, amended or repealed by a majority of the Board of Directors of the Corporation (the “Board of Directors”), but any bylaws adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

SEVENTH:     In addition to the powers and authority herein before or by statute expressly conferred upon them, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and the bylaws of the Corporation.

EIGHTH:     The number of directors of the Corporation shall be fixed from time to time by the bylaws or amendment thereof adopted by the Board of Directors.

NINTH:     To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

TENTH:     The Corporation expressly elects not to be governed by Section 203 of the DGCL.

ELEVENTH:     To the fullest extent permitted by Section 122(17) of the DGCL (or any successor provision thereto), the Corporation hereby renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any business opportunities that are presented to one or more of its officers, directors or stockholders, other than those officers, directors or stockholders who are employees of the Corporation or its subsidiaries. No amendment or repeal of this Article Eleventh shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any opportunities of which such officer, director or stockholder becomes aware prior to such amendment or repeal.

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IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Incorporation on this 8th day of June, 2021.

PORTILLO’S INC.

By:	/s/ Maura Foley
	Name:	Maura Foley
	Title:	Sole Incorporator

[SIGNATURE PAGE TO CERTIFICATE OF INCORPORATION OF PORTILLO’S INC.]